                                                                     Exhibit 3.7

       Form BCA-10.30                         AMENDED AND RESTATED
      (Rev. Jan. 1991)                       ARTICLES OF AMENDMENT                        File #5565-634-7
-----------------------------------------------------------------------------------------------------------------------
George H. Ryan
Secretary of State                                   FILED                              SUBMIT IN DUPLICATE
Department of Business Services                                                       ---------------------------------

                                                                                       This space for use by
                                                  DEC 23 1994                            Secretary of State

-----------------------------------------                                                 Date   12-23-94
                                                 GEORGE H. RYAN                           Franchise Tax  $
Remit payment in check or money                SECRETARY OF STATE                         Filing Fee  $100__
order, payable to "Secretary of State."                                                   Penalty

                                                                                          Approved:
-----------------------------------------------------------------------------------------------------------------------


1.  CORPORATE NAME:  Gateway Western Railway Company
                                                                        (Note 1)
2.  MANNER OF ADOPTION:

          The following amendment of the Articles of Incorporation was adopted on December 21 . 1994 in the manner indicated below. ("X" one box only)

    [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected: or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                  (Note 2)

    [_] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;
                                                                  (Note 3)

    [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                  (Note 4)
    ___
    x     By the shareholders, in accordance with Sections 10.20 and 7.10, a
    ---   resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                  (Note 4)
  ___
          by the shareholders, in accordance with Sections 10.20 and 7.10, a
  ____ resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                  (Note 4)

                              (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.)
 (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

--------------------------------------------------------------------------------
                                  (NEW NAME)

                All changes other than name, include on page 2
                                    (over)

                                  Resolution

                                  RESOLUTION

     RESOLVED, that the third amendment to and restatement of the Articles of Incorporation of the Corporation (as amended to date), as set forth in these Third Amended and Restated Articles of Incorporation, is approved.

                          THIRD AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION OF
                        GATEWAY WESTERN RAILWAY COMPANY

ARTICLE ONE is restated in its entirety as follows:

ARTICLE ONE:   The name of the Corporation is Gateway Western Railway Company, formerly CMW Acquisition Corp. The date of incorporation was September 6, 1989. The name of the Corporation at the time of incorporation was CMW Acquisition Corp. The Corporation's name was changed to Gateway Western Railway Company pursuant to Articles of Amendment filed on January 10, 1990.


ARTICLE TWO is restated in its entirety as follows:

ARTICLE TWO:   The name of the Corporation's registered agent is Thomas W.
Rissman. The address of the Corporation's registered office is 6 West Hubbard Street, Suite 500, Chicago, Illinois 60610, located in Cook County.


ARTICLE THREE is restated in its entirety as follows:

ARTICLE THREE: The purpose or purposes for which the Corporation is organized are to engage in any lawful act or actively for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended (the "Act").


ARTICLE FOUR is amended and restated in its-entirety as follows:

ARTICLE FOUR: The authorized capital stock of the Corporation is 220,000,000 shares of $0.001 par value Class A Common Stock (the "Class A Common Stock") and 198,000,000 shares of $0.001 par value Class B Common Stock (the "Class B Common Stock") (Class A Common Stock and Class B Common Stock, together, the "Stock").


     The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     1.   Conversion upon Filing of Amendment.  Upon the filing of these Third
          -----------------------------------
Amended and Restated Articles of Incorporation, each of the 9,600 shares of the Company's $0.01 par value Class I Preferred Stock outstanding on the date of filing will be converted into 1,600.096 shares of $0.001 par value Class A Common Stock (rounded to the nearest whole integer) for an aggregate of 15,360,922 shares; each of the 175 shares of the Company's $0.01 par value Class II Preferred Stock that was issued on July 31, 1990 (or relates to Preferred Stock that was issued on that date) and is outstanding on the date of filing will be converted into 15,190.126 shares of $0.001 par value Class A Common Stock (rounded to the nearest whole integer) for an aggregate of 2,658,272 shares; each of the 175 shares of the Company's $0.01 par value Class 11 Preferred Stock that was issued on December 24, 1990 (or relates to Preferred Stock that was issued on that date) and is outstanding on the date of filing will be converted into 14,606.966 shares of $0.001 par value Class A Common Stock (rounded to the nearest whole integer) for an aggregate of 2,556,219 shares; and each of the 485,000 shares of the Company's $0.01 par value Common Stock outstanding on the date of filing will be converted into one share of the Company's $0.001 par value Class A Common Stock for an aggregate of 485,000 shares.


     2.   No Cumulative Voting.  Cumulative voting shall be denied.
          --------------------

     3.   No Preemptive Rights.  Preemptive rights shall be denied.
          --------------------

     4.   General.  Except as expressly provided in these Third Amended and
          -------
Restated Articles of Incorporation, the Class A Common Stock and the Class B Common Stock will be identical and will entitle the holders of the Class A Common Stock and the Class B Common Stock to the same rights and privileges.

     5.   Voting Rights.  The holders of Class A Common Stock will be entitled
          -------------
to one vote per share on all matters to be voted on by the Corporation's shareholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the Corporation's shareholders.

     6.   Dividends.  When and as dividends are declared thereon, whether
          ---------
payable in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share, ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them, in such dividends; provided that if dividends
                                                      ---------
are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on both classes of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

     7.   Liquidation Rights.  In the event of any liquidation, dissolution or
          ------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share, ratably according to the number of shares of Class A Common Stock or Class B Common Stock held by them, in the remaining assets of the Corporation available for distribution to its shareholders.

     8.   Conversion of Class B Common Stock.
          ----------------------------------

          (a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock at such holder's election; provided that each holder of Class
                                             --------
     B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

          (b) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

          (c) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (d) If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

          (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Paragraph 8 of this

     ARTICLE FOUR with respect to the rights and interests thereafter of the holders of Class B Common stock to the end that the provisions set forth in this Paragraph 8 of this ARTICLE FOUR (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

          (f) Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided in these Third Amended and Restated Articles of Incorporation shall not be reissued.

          (g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this Paragraph 8 of this ARTICLE FOUR, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares into Class A Common Stock).

          (h) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

ARTICLE FIVE is amended and restated in its entirety as follows:

ARTICLE FIVE: The number of shares issued at the time of the filing of these Third Amended and Restated Articles of Incorporation (after giving effect to the conversion referred to in Paragraph 1 of ARTICLE FOUR of these Third Amended and Restated Articles of Incorporation) is as follows:

          Class                              No. of Shares Issued
          -----                              --------------------

          Class A Common Stock               21,060,413
          Class B Common Stock                        0


     The paid-in capital of the Corporation at the time of the filing of these Third Amended and Restated Articles of Incorporation is $13,599,998.

ARTICLE SIX is restated in its entirety as follows:

ARTICLE SIX:   The number of directors constituting the initial board of
directors of the Corporation is one and the name and address of the person who is to serve as a director until the first annual meeting of shareholders or until his successor be elected and qualified is:


          Name                               Residential Address
          ----                               -------------------

          Mort Lowenthal                     787 Seventh Avenue
                                             New York, NY 10019-6016

ARTICLE SEVEN is restated in its entirety as follows:

ARTICLE SEVEN: The Corporation shall indemnify all directors and officers of the Corporation to the fullest extent permitted by law.

ARTICLE EIGHT is restated in its entirety as follows:

ARTICLE EIGHT: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Third Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law and all rights and powers conferred herein on shareholders and directors are subject to such reservation.

ARTICLE NINE is restated in its entirety as follows:

ARTICLE NINE: Notwithstanding any provision of the Act now or hereafter in force, or the By-Laws of the Corporation, any action that but for this Article Nine would require the approval by the affirmative vote or consent of the holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote thereon shall instead be approved upon the affirmative vote or consent of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

ARTICLE TEN is restated in its entirety as follows:

ARTICLE TEN:   The shareholders shall have the right to adopt new By-Laws and amend, alter, change or repeal any provision contained in existing By-Laws in the manner now or hereafter prescribed in law.


3. The manner in which any exchange. reclassification or cancellation of issued shares. or a reduction of the number of authorized shares of any class, below the number of issued shares of that class, provided for or effected by this amendment. is as follows: (If not applicable, insert "No change")

          See Amendment.

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:
     (If not applicable, insert "No change")

          No Change.

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable. insert "No change")

          No Change.

                                         Before Amendment     After Amendment

                                         $_______________     $______________


                         Paid-in Capital

                      (Complete either Item 5 or 6 below)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

                                                        Gateway Western
                                                        Railway Company
Dated December 21, 1994                           ------------------------------
      -----------                                   (Exact Name of Corporation)

attested by  /s/ Thomas W. Rissman              by  /s/ J. Reilly McCarren
             ----------------------                 ----------------------------
 (Signature of Secretary or Assistant
 Secretary)

         Thomas W. Rissman, Secretary           J. Reilly McCarren, President
         ----------------------------          ---------------------------------
       (Type or Print Name and Title)          (Type or Print Name and Title)
                                                ----------------------------

6. If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

     If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.



Dated _________________________, 19____

_______________________________________    ____________________________________

_______________________________________    ____________________________________

_______________________________________    ____________________________________

_______________________________________    ____________________________________